Exhibit 99.d(2)(f)

AMENDMENT NO. 3

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT
FOR MUTUAL FUNDS

This Amendment No. 3 dated September 16, 2026 amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser and each of Invesco Management S.A., Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub- Advisers").

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco Stablecoin Reserves Onchain Fund, a series of the Short-Term Investments Trust, effective September 16, 2026.

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

Invesco Government & Agency Portfolio
Invesco Stablecoin Reserves Onchain Fund
Invesco Treasury Portfolio

Invesco Treasury Obligations Portfolio

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the date first written above.

INVESCO ADVISERS, INC.
Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Secretary & Senior Vice President

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED
Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

INVESCO MANAGEMENT S.A.
Sub-Adviser

By:	/s/ Peter Carroll	/s/ Birgit Sammer
Name:	Peter Carroll	Birgit Sammer
Title:	Authorised Signatory